Exhibit 23.1

                  Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-62844) on Form S-8 of
Elecsys Corporation of our report dated July 11, 2011, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Elecsys Corporation for the year ended
April 30, 2011.

/s/ McGladrey & Pullen LLP
Kansas City, Missouri
July 11, 2011